Exhibit 99.1

FOR IMMEDIATE RELEASE

Symbotic Announces Tom Ernst’s Retirement and Names Chief Financial Officer

Wilmington, Mass. (October 2, 2023) — Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, today announced that Tom Ernst will retire from his role as Chief Financial Officer (CFO) at the end of the calendar year. Carol Hibbard has been named to succeed Ernst as CFO upon his retirement and will serve as a member of the company’s executive leadership team, reporting directly to Rick Cohen, Chairman of the Board and Chief Executive Officer.

Ernst’s distinguished career in finance and technology spans more than three decades. He was appointed as CFO for Symbotic in 2020 leading all financial functions for the company, including supporting Symbotic in becoming a publicly traded company in 2022. Ernst will serve as a consultant to the company through the end of fiscal year 2024 to ensure a smooth transition.

“On behalf of the entire Symbotic team, I want to thank Tom for his contributions over the last several years. He has been a valued member of the company who has successfully led our finance organization and played an important role in our transformation. He was instrumental in the transaction to take the company public and has been a key partner during this period of exceptional growth for Symbotic. I wish him the best in his retirement,” said Rick Cohen.

Hibbard joins Symbotic from The Boeing Company where she served as Senior Vice President and Corporate Controller with responsibility for all financial reporting and regulatory compliance functions for the company. Hibbard is a seasoned leader with extensive financial, operational and business experience and a passion for technological transformation. Prior to her role as Controller, Hibbard served in several leadership roles at Boeing, including Vice President and CFO for Boeing Defense, Space and Security and Vice President and CFO for their Engineering, Operations and Technology organization.

“I am excited to welcome Carol Hibbard. Her extensive experience and financial acumen will be a tremendous asset to Symbotic as we continue the next phase of our growth strategy,” said Rick Cohen. “We are well positioned for the future – with a strong leadership team, an expanding customer base and some of the most innovative technology in the supply chain industry,” continued Rick Cohen.

“I am delighted to be joining Symbotic,” said Hibbard. “Symbotic is truly reinventing the warehouse with a next-generation, AI-enabled automation system that brings unique innovation to the supply chain. I look forward to working with the leadership to drive continued growth and to maximize value to customers and shareholders.”

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ABOUT SYMBOTIC

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements about Symbotic’s CFO transition and Symbotic’s expectations or predictions of future financial or business performance or conditions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2022 and Quarterly Report on Form 10-Q filed with the SEC on August 2, 2023. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Symbotic has filed or will file from time to time with the SEC.

INVESTOR RELATIONS CONTACT

Jeff Evanson

Vice President, Investor Relations & Corporate Development

Symbotic

ir@symbotic.com

MEDIA CONTACT

Kimberly Zminkowski

Director, Marketing

mediainquiry@symbotic.com

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